As filed with the Securities and Exchange Commission on October 5, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

BURFORD CAPITAL LIMITED

(Exact name of registrant as specified in its charter)

Guernsey (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

____________________

Oak House, Hirzel Street

St. Peter Port GY1 2NP, Guernsey

(Address of Principal Executive Offices, including Zip Code)

____________________

2016 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

____________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711

(Name and address of agent for service)

(302) 738-6680

(Telephone number, including area code, of agent for service)

____________________

Copies to:

Mark N. Klein General Counsel 350 Madison Avenue New York, New York 10017 Telephone: 212-235-6820	Andrew J. Pitts Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 Telephone: 212-474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, no par value	5,000,000	$7.57(2)	$37,836,501.00(2)	$4,127.96

(1)	This registration statement (this “Registration Statement”) also covers an indeterminate number of additional ordinary shares, no par value (the “Shares”), of Burford Capital Limited (“Burford” or the “Registrant”) that may be issued upon any stock split, stock dividend or other similar transaction in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated pursuant to Rule 457(h) and (c) under the Securities Act solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a Share on the AIM of the London Stock Exchange on September 28, 2020 (593.70p), converted from Pence Sterling to U.S. Dollars at the currency cross rate at the close of the New York Stock Exchange on September 28, 2020, as reported by the Wall Street Journal (100p = U.S.$1.2746).

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

All information required by Item 1 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

All information required by Item 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with or furnished to the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Registrant are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

(a)	the registration statement on Form 20-F of Burford (Commission File No. 001-39511), which registration statement includes the description of our Shares; and
(b)	Exhibit 99.1 to the Current Report on Form 6-K of Burford filed on October 1, 2020.

The following documents subsequently filed or furnished by Burford with or to the Commission after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold, or which deregister all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement:

•	reports filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

•	reports furnished on Form 6-K that indicate that they are incorporated by reference in this Registration Statement.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Except as described below, there is no provision of Burford’s Articles of Incorporation or Burford’s Memorandum of Incorporation or any contract, arrangement or statute, under which any director or officer of Burford is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

In summary, Article 37 of Burford’s Articles of Incorporation provides that:

(a)	to the extent permitted by the Companies (Guernsey) Law, 2008 (the “Companies Law”), any director, alternate director, secretary, resident agent, other officer or auditor of Burford, and their respective heirs and executors (each, an “Indemnified Person”) shall be fully indemnified against all actions, suits, proceedings, expenses and liabilities (“Indemnification Matters”) which they or their respective heirs or executors may incur by reason of any contract entered into or any act or omission in or about the execution of their respective offices or trusts, except such (if any) as would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to Burford;

(b)	Burford shall pay the expenses (including lawyers’ fees) actually and reasonably incurred by an Indemnified Person in defending any Indemnification Matter in advance of its final disposition, upon receipt of a written undertaking by or on behalf of such person to promptly repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under paragraph (a) above or otherwise. Payment of such expenses actually and reasonably incurred by such person, may be made by Burford, subject to such terms and conditions as the directors in their discretion deem appropriate;

(c)	the directors of Burford are empowered to purchase and maintain insurance (including, subject to applicable law, from an associated company or any of Burford’s subsidiary undertakings from time to time) for the benefit of a person who is or was a director, alternate director, secretary, resident agent, other officer or auditor of Burford or of a company which is or was a subsidiary undertaking of Burford or in which Burford has or had an interest (whether direct or indirect), indemnifying against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by Burford.

In summary, the Companies Law provides that:

(a)	pursuant to section 157(1) of the Companies Law, any provision that purports to exempt a director from any liability in connection with any negligence, default, breach of duty or breach of trust in relation to a Guernsey company is void;

(b)	pursuant to section 157(2) of the Companies Law, any provision by which a Guernsey company directly or indirectly provides an indemnity for a director of the company or an associated company, against any liability in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is void, except that such section:

•	does not prevent a Guernsey company from purchasing and maintaining for a director of the company, or any associated company, insurance against any such liability (see section 158 of the Companies Law); and

•	does not apply to a qualifying third-party indemnity provision (see section 159 of the Companies Law). Section 159(2) of the Companies Law provides that “third party indemnity provision” means provision for indemnity against liability incurred by a director to a person other than the company or an associated company; and such provision does not provide any indemnity against: (i) any liability of the director to pay (A) a fine imposed in criminal proceedings, (B) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (ii) any liability incurred by the director, (A) in defending criminal proceedings in which he or she is convicted, (B) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or (C) in connection with an application for relief under section 522 of the Companies Law in which the Royal Court of Guernsey refuses to grant him or her relief.

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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

(a) The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description
4.1	Articles of Incorporation (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F filed September 11, 2020)

4.2	Memorandum of Incorporation (incorporated by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form 20-F filed September 11, 2020)

4.3	Long-Term Incentive Plan, amended and renewed as of May 13, 2020 (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form 20-F filed September 11, 2020)

*5.1	Opinion of Ogier (Guernsey) LLP

*23.1	Consent of Ernst & Young LLP

*23.2	Consent of Ogier (Guernsey) LLP (included in Exhibit 5.1)

*24	Powers of Attorney (included as part of the signature pages attached hereto)

* Filed herewith.

ITEM 9. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 5, 2020.

BURFORD CAPITAL LIMITED,
By:	/s/ Charles Parkinson
Name: Charles Parkinson
Title: Authorized Person

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Klein his true and lawful attorney-in-fact and agent with full powers of substitution to sign on his behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement as Mr. Klein deems necessary or advisable in order to effect registration under the Securities Act of 1933 such number of shares, plan interests or dollar amounts as he shall determine to be reasonably necessary to register up to the maximum number of shares or plan interests that are issuable pursuant to the employee share plans operated by Burford Capital Limited and its subsidiaries, as from time to time approved by the Burford Capital Limited Board of Directors and its shareholders, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

Chairman of the Board of Directors
Sir Peter Middleton GCB

/s/ Christopher Bogart Christopher Bogart	Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2020

/s/ Jim Kilman Jim Kilman	Chief Financial Officer (Principal Financial Officer)	September 24, 2020

/s/ Charles E. Utley Charles E. Utley	Chief Accounting Officer (Principal Accounting Officer)	September 25, 2020

/s/ Hugh Steven Wilson Hugh Steven Wilson	Deputy Chairman of the Board of Directors	October 5, 2020

Non-executive Director
Robert Gillespie

/s/ Charles Nigel Kennedy Parkinson Charles Nigel Kennedy Parkinson	Non-executive Director	October 5, 2020

/s/ John Sievwright John Sievwright	Non-executive Director	September 21, 2020

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Burford Capital Limited, has signed this Registration Statement or amendment thereto in Delaware on October 5, 2020.

Puglisi & Associates,
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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